CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated for reference the 1st day of April, 2001, between InternetStudios.com, Inc. (the "Company") and Livint Communications Ltd. (the "Consultant").

WHEREAS, Company wishes to engage the services of the Consultant to act as a consultant for Company and, the Consultant has agreed to accept such engagement on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. APPOINTMENT

Company hereby agrees to retain the Consultant and the Consultant agrees to work for Company, all in accordance with the terms and provisions of this Agreement.

2. SERVICES

The Consultant shall provide consulting services in the area of business plan preparation, structuring and co-ordination of internal project management, business development, corporate communications, human resources, operations, and marketing, when and where reasonably required by Company, on a first-priority, in-person basis. All such services shall be at the request and under the Company's direction.

3. TERM

The initial term of this Agreement shall be Six (6) months commencing on April 1, 2001 and ending on September 30, 2001. The Term may be extended by mutual agreement between the parties hereto.

4. REMUNERATION

Company shall pay the Consultant based on the Budget submitted by the Consultant. However, the Consultant shall invoice Company for an amount equal to one months worth of actual fees on the last day of each month of the Term of the Agreement, and Company shall pay the Consultant for such invoice no later than four (4) business days thereafter.

5. TERMINATION

Either party may terminate this Agreement by giving notice to the other party in writing two weeks prior to the effective date of such termination.

6. CONFIDENTIALITY

The Consultant agrees that he shall not, either during the Term or at any time thereafter, disclose to any person, any confidential information concerning the business or affairs of Company which the Consultant may have acquired in the course of or incidental to the performance of her obligations hereunder or otherwise, and the Consultant shall not directly or indirectly use (whether for his own benefit or to the detriment or intended detriment of Company) any confidential information he may acquire with respect to the business or affairs of Company. All such information shall be held by the Consultant in trust for Company for the sole benefit of Company.

7. INDEPENDENT CONTRACTORS

The relationship between the parties is that of independent contractors only, and nothing in this Agreement shall be construed as creating a master - servant or partnership relationship between the parties. In addition, the parties agree that this Agreement may not be assigned in whole or in part by the Consultant or Company.

8. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

9. NOTICES

Any notice required or permitted to be given under this Agreement shall be considered to be sufficient if in writing and delivered to the address above-noted of the party being notified.

10. ARBITRATION

All matters and differences in relation to this Agreement shall be referred to arbitration by a single arbitrator if the parties agree on one, and otherwise to three (3) arbitrators, one to be appointed by each party and a third to be chosen by the first two appointed. Any award or determination of such arbitrator or arbitrators shall be final and binding. The provisions of the Commercial Arbitration Act (British Columbia) and amending Acts shall govern the arbitration procedure and the provisions of this clause shall be deemed to be a submission to arbitration within such Act and amendments thereto.

11. ENTIRE AGREEMENT

This Agreement contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the 1st day of April, 2001.

INTERNETSTUDIOS.COM, INC.

/s/ Mark Rutledge

Per: _________

Authorized Signatory

LIVINT COMMUNICATIONS LTD.

/s/ signed

Per: __________________________

Authorized Signatory